EXHIBIT 99

BlackStar Adds Website Form for Public Companies Interested in Custom Equity Trading Platform Blockchain Equity Trading™

BOULDER, CO / ACCESSWIRE / March 1, 2022 / BlackStar Enterprise Group, Inc. (OTCQB: BEGI) (the “Company” or “BlackStar”) has added a form through their website so that public companies interested in receiving information about a customized trading platform in the future can register their interest with the Company. The customized platform is based on the proprietary software of the BlackStar Digital Trading Platform™(“BDTP™”) that the Company intends to customize for subscriber public companies. The Company will send information about the subscription service to those companies when available. According to Mr. Kurczodyna, “Having potential subscriber information will help BlackStar begin its subscription services more quickly once BDTP™ is live.”

BlackStar previously filed an S-1 Registration Statement with the SEC and is in the process of preparing a second amendment to the registration statement. BlackStar finalized a production-ready user interface for the proprietary software of the BlackStar Digital Trading Platform™ (“BDTP”). The design and build of the digital platform feature is complete and in the final phase of quality assurance. For the last phase of the project, BlackStar is continuing to seek out strategic relationships with various broker dealers and clearing firms to enable the platform to begin trading of free-trading BEGI shares, completing the final stages of our multi-year software engineering effort.

The Company is positioning itself to enable digital trading of free-trading BEGI common shares using Amazon’s Web Services Quantum Ledger Database Blockchain. BlackStar intends to integrate BDPT™ with the existing FINRA and SEC regulated brokerage ecosystem in order to trade BlackStar digital shares, addressing many of the regulatory issues by operating within the existing confines of the system.

BDTP has been designed to trade free-trading shares of BEGI and we intend to use the platform as proof-of-concept in the short-term for other OTC Markets traded companies looking for help in creating a similar market solution. The platform will be adapted and customized to meet the needs of the registered issuer. A yearly subscription fee will be charged for the design and monitoring of the digital platform technology and execution; the issuer would decide who would quote and host their platform. Blockchain Equity Trading™ (B.E.T.™) will be the subscription service providing the custom platform.

Other Info:

http://www.blackstarenterprisegroup.com/investor-relations/

More information can be found in the Company's recently filings at the SEC web site: https://www.sec.gov/cgi-bin/browse-edgar?company=BlackStar+Enterprise&match=&filenum=&State=&Country=&SIC=&myowner=exclude&action=getcompany

BlackStar Enterprise Group, Inc. (OTCQB:BEGI)

WEBSITE: blackstarenterprisegroup.com

EMAIL: info@blackstarenterprisegroup.com

FACEBOOK: BlackStar Enterprise Group Inc-BEGI

CONTACT: Joseph E Kurczodyna CFO, 847-804-6873

SEC Disclaimer

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in BlackStar’s ("the Company's") business plan. The creation of subsidiaries and expansion of services into new sectors should not be construed as an indication in any way whatsoever of the future value of the Company's common stock or its present or future financial condition. The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.